Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Cleancore Solutions, Inc.

We hereby consent to the inclusion in this Registration Statement of Cleancore Solutions, Inc. (f/k/a CC Acquisition Corp.) (the “Company”) on Form S-1 Amendment No 4. of our report dated October 10, 2023, related to the Form S-1 Amendment No 4. with respect to our audits of the Company’s financial statements as of June 30, 2023 and 2022 and for the period from October 17, 2022 to June 30, 2023 (successor) and period from July 1, 2022 to October 16, 2022 (predecessor) and for the year ended June 30, 2022 (predecessor) which appears in this Registration Statement on Form S-1 Amendment No 4. Our report dated October 10, 2023, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

March 27, 2024